0844-00-08

                                    AMENDMENT

                                     to the

                FACULTATIVE AGREEMENT EFFECTIVE SEPTEMBER 1, 1991

                                     between

                CUNA MUTUAL LIFE INSURANCE COMPANY, WAVERLY, IOWA
                    (hereinafter called the "Ceding Company")

                                       and

                  RGA REINSURANCE COMPANY, ST. LOUIS, MISSOURI
                      (hereinafter called the "Reinsurer")

                   THIS AMENDMENT IS EFFECTIVE JANUARY 1, 2002

This Amendment is made as of the 1st day of January, 2002 (the "Effective Date") by and between the Ceding Company and the Reinsurer. The parties hereto desire to amend the Agreement as hereinafter provided.

I.   POLICY FEES

     All references to policy fees as shown on Exhibit C have been removed from this Agreement.

II.  SELF-ADMINISTRATION BASIS

     Administration of this Agreement will now change to a self-administered basis. The attached Article IV, Premium Administration is hereby added to this Agreement replacing Article IV, Premium Administration (effective September 1, 1991). Exhibit D - Sample Statement Specifications and Exhibit E - Sample Policy Exhibit are also added to this Agreement.

III. All provisions of the Facultative Agreement not specifically modified herein remain unchanged.

IN WITNESS WHEREOF, both parties have executed this Amendment in duplicate as follows:

CUNA MUTUAL LIFE INSURANCE COMPANY

By: /s/ Paul Lawin                         By:/s/ Barbara L. Secor
    ---------------------------               --------------------------

Title: Asst Vice President                 Title: Assistant Secretary
    ---------------------------               --------------------------

Date: 1/2/02                               Date: 1/7/07
    ---------------------------               --------------------------

RGA REINSURANCE COMPANY

By: /s/ Donald Burke
    ---------------------------

Title: Vice President
    ---------------------------

Date: 12/21/01
    ---------------------------

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

                       ARTICLE IV - PREMIUM ADMINISTRATION

                           (EFFECTIVE JANUARY 1, 2002)

1.   ACCOUNTING PERIOD AND PREMIUM DUE
     ---------------------------------

     The Ceding Company will submit accounts to the Reinsurer, for reporting new business, alterations, terminations, renewals, claims, and premium due.

2.   ACCOUNTING ITEMS
     ----------------

     The accounts will contain a list of premiums due for the current accounting period, explain the reason for each premium payment, show premium subtotals adequate to use for premium accounting, including first year and renewal year premiums and allowances. The account information should provide the ability to evaluate retention limits, premium calculations and to establish reserves.

3.   REINSURANCE ADMINISTRATION REQUIREMENTS
     ---------------------------------------

     Reinsurance Administration Requirements are as shown in Exhibits D and E.

4.   PAYMENT OF BALANCES
     -------------------

     The Ceding Company will pay any balance due the Reinsurer, at the same time as the account is rendered, but in all cases, by the Accounting and Premium Due frequency as shown below. The Reinsurer will pay any balance due the Ceding Company, at the same time as the account is confirmed, however, at the latest, within thirty (30) days after receipt of the statement of account. Should the Reinsurer be unable to confirm the account in its entirety, the confirmed portion of the balance will be paid immediately. As soon as the account has been fully confirmed, the difference will be paid immediately by the debtor. All balances not paid within thirty (30) days of the due date shown on the statement will be in default.

            Accounting Period:         Monthly
            Premium Due:               Monthly in Arrears (for UL and VUL Plans)
                                       Annually in Advance (all Plans other than
                                       UL and VUL)

5.   BALANCES IN DEFAULT
     -------------------

     The Reinsurer will have the right to terminate this Agreement, when balances are in default, by giving ninety (90) days written notice of termination to the Ceding Company. As of the close of the last day of this ninety (90) day notice period, the Reinsurer's liability for all risks reinsured under this Agreement will terminate. The first day of this ninety
     (90) day notice of termination, resulting from default as described in paragraph four of this Article, will be the day the notice is received in the mail by the Ceding Company, or if the mail is not used, the day it is delivered to the Ceding Company. If all balances in default are received within the ninety (90) day time period, the Agreement will remain in effect. The interest payable on balances in default is stipulated as follows:

            The Reinsurer reserves the right to charge interest at the Prime Rate plus 2% as stated in the Wall Street Journal on the 1st business day in January prior to the due date of the premium when:

            a. Renewal premiums are not paid within sixty (60) days of the due date.

            b. Premiums for new business are not paid within one hundred twenty (120) days of the date the policy is issued.

6.   FLUCTUATIONS IN EXCHANGE RATES
     ------------------------------

                   EXHIBIT D - SAMPLE STATEMENT SPECIFICATIONS

                           (EFFECTIVE JANUARY 1, 2002)

The following information should appear on each Statement and Inforce listing:

               o   Name of the Insured(s)

               o   Date of Birth of the Insured(s)

               o   The Issue Age of each Insured(s)

               o   The Sex of the insured(s)

               o   The Insured(s) Country of Residence

               o   Underwriting Classification (i.e. Preferred, Standard, etc.)

               o   Smoking Class (i.e. Smoker, Non Smoker, etc.)

               o   Indication if Business is Facultative or Automatic

               o   Indication if Business is Risk Premium or Coinsurance

               o   Policy Number(s)

               o   Plan Code(s) / Kind Code(s): Cession Series

               o   Original Face Amount of the Policy(s)

               o   Amount(s) Ceded to the Reinsurer

               o Amount of Premium being Paid; separated for Supplementary Benefits.

               o   The Amount of any Reinsurance Premium Allowances

               o   Any Extra Premiums concerned. Example: $5 / 1000 / 5 YRS

               o Effective Date and Duration of any Policy(s) Change, Reissue, or Termination

                        EXHIBIT E - SAMPLE POLICY EXHIBIT

                           (EFFECTIVE JANUARY 1, 2002)

POLICY SUMMARY                                        NUMBER OF      REINSURANCE
--------------                                        ---------      -----------
CLASSIFICATION                                        POLICIES         AMOUNT
--------------                                        ---------      -----------
Inforce as of Last Report                                  878      $410,220,973

New Issues                                                   2          $516,666
Reinstatements                                               3          $483,334
Increases                                                               $500,000
Decreases - Still Inforce                                               $133,332
Rollover - In                                                0                $0

Deduct By:
----------
       Death                                                 0                $0
       Surrender                                             1          $250,000
       Lapse                                                 4        $1,000,001
       Conversion - Out                                      0                $0
       Decreases - Termination                               3          $299,999
       Inactive - Pending                                    0                $0
       Not Taken                                             0                $0

Inforce as of Current Report                               875      $410,037,641

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